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                                                                       Exhibit 4


    THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS CELL PATHWAYS, INC. RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO IT THAT SUCH OFFER, SALE, PLEDGE OR TRANSFER IS EXEMPT FROM ANY REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECRITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

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                               CELL PATHWAYS, INC.

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

No.                                                                     Shares
    -----                                                       ------

         IN CONSIDERATION OF the covenants contained in the Purchase Agreement, dated November 9, 2000, between Cell Pathways, Inc., a Delaware corporation (the "Company"), and _______ (the "Initial Holder") (the "Purchase Agreement"), and for value received, the Company hereby certifies that the Initial Holder or any registered assign of the Initial Holder (each of the Initial Holder and any such registered assign being hereinafter referred to as the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time or from time to time on or after November 9, 2000 (the "Issue Date"), and before 5:00 p.m., Philadelphia time, on June 30, 2002 (the "Exercise Period"), the number of fully paid and nonassessable shares of common stock of the Company, par value $.01 per share, set forth above. The term "Common Stock" shall mean the aforementioned common stock of the Company together with any other equity securities that may be issued by the Company in connection therewith or in substitution therefor, as provided herein. During the Exercise Period, the Holder may purchase such number of shares of Common Stock at a purchase price per share equal to $12.00 (the "Original Exercise Price"), as appropriately adjusted pursuant to Section 7 hereof. As used herein, the term "Exercise Price" shall mean the Original Exercise Price or, if the Original Exercise Price shall be adjusted pursuant to Section 7 hereof, the purchase price per share of Common Stock as determined by Section 7.

         The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares."




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         1. Exercise of Warrant. This Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period by presentation and surrender hereof to the Company at its principal office at 702 Electronic Drive, Horsham, Pennsylvania 19044 (or at such other address as the Company or its agent may hereafter designate in writing to the Holder), or at the office of its warrant agent, with the Purchase Form contained herein duly executed and accompanied by cash or a certified or official bank check drawn to the order of "Cell Pathways, Inc." in the amount of the Exercise Price multiplied by the number of Warrant Shares specified in such form. Prior to the deliveries specified in the preceding sentence, the Holder may, if the Holder is required (by any laws, statutes, rules or regulations applicable to the Holder) to receive evidence of the Warrant Shares prior to payment therefor, provide the Company with written notice of its intent to exercise this Warrant (the "Notice of Intent"), which notice shall specify the number of Warrant Shares to be purchased upon such exercise. Upon receipt of the Notice of Intent, the Company shall direct the warrant agent or the transfer agent of its Common Stock to prepare a share certificate for the Warrant Shares to be issued upon exercise of the Warrant and shall provide a copy of such share certificate to the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company during the Exercise Period of this Warrant and the Purchase Form, in proper form for exercise, together with proper payment of the Exercise Price, at such office, or by the warrant agent of the Company at its office, the Holder shall be deemed to be the holder of record of the number of Warrant Shares specified in such form; provided, however, that if the date of such receipt by the Company or its agent is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding business day on which the stock transfer books of the Company are open. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of such Warrant Shares. Any new or substitute Warrant issued under this Section 1 shall be dated as of the date of this Warrant. Upon exercise of this Warrant, the Company or its warrant agent shall promptly cause to be issued and shall promptly deliver upon written order of the Holder of this Warrant, and in such name or names as such Holder may designate, a certificate or certificates for the Warrant Shares.

         2. Warrant Register. This Warrant will be registered in a register (the "Warrant Register") to be maintained by the Company or its agent at its principal office in the name of the recordholder to whom it has been distributed. The Company may deem and treat the registered holder of this Warrant as the absolute owner thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise thereof or any distribution to the holder thereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         3. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time


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issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

         4. Exchange, Transfer or Assignment.

                  (a) Neither this Warrant nor the Warrant Shares have been registered under the Securities Act or any state securities law and may not be offered, sold, pledged, assigned or otherwise transferred in the absence of such registration or unless such offer, sale, pledge, assignment or transfer is exempt from any registration and prospectus delivery requirements of the Securities Act and any applicable state securities laws.

                  (b) If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the issuance of the Warrant Shares hereunder), shall not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the Holder of this Warrant furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws, (ii) that the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the Holder or transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act.

                  (c) The Initial Holder of this Warrant (and certain assignees thereof, as and to the extent provided in the Purchase Agreement) is entitled to the benefit of such registration rights in respect of resale of the Warrant Shares as are set forth in the Purchase Agreement.

                  (d) Except as otherwise permitted by this Section 4, this Warrant and any Warrant issued upon direct or indirect transfer of or in substitution for this Warrant or any part thereof shall be stamped or otherwise imprinted with a legend substantially in the form of the legend with respect to transfer limitations and compliance with the Securities Act at the head of this Warrant.

                  (e) Except as otherwise permitted by this Section 4, each certificate for a Warrant Share issued upon exercise of this Warrant or any Warrant issued upon direct or indirect transfer of or in substitution for this Warrant or any part thereof shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any applicable state securities laws and may not be offered, sold, pledged or transferred in the absence of such registration unless the Company receives an opinion of



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                  counsel, in form, substance and scope reasonably acceptable to the Company, that such offer, sale, pledge or transfer is exempt from any registration and prospectus delivery requirements of the Securities Act and such applicable state securities laws.

and; subject to 4(f) below, each certificate issued upon direct or indirect transfer of any such Warrant Share shall be stamped or otherwise imprinted with a legend in substantially the following form:

                           The Shares represented by this certificate have not
                  been registered under the Securities Act of 1933, as amended, or under any applicable state securities laws and may not be offered, sold, pledged or transferred in the absence of such registration unless the Company receives an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that such offer, sale, pledge or transfer is exempt from any registration and prospectus delivery requirements of the Securities Act and such applicable state securities laws.


                  (f) The Company shall, at the request of any registered holder of a Warrant Share, exchange the certificate representing such security for a certificate representing the same security not bearing the restrictive legend required by Section 4(e) if the Warrant Shares may be sold or transferred pursuant to the provisions of Rule 144(k) and, in the opinion of counsel to the Company, such restrictive legend is no longer necessary.

                  (g) Subject to the provisions of subsection (a), this Warrant may be assigned, at the option of the Holder, upon surrender of this Warrant to the Company or at the office of its warrant agent, with the Warrant Assignment Form contained herein duly executed and accompanied by funds sufficient to pay any transfer tax. The Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest in this Warrant is not being transferred or assigned, in the name of the Holder, and this Warrant shall promptly be cancelled.

                  (h) Apart from the payment of any transfer tax pursuant to (g) above, any transfer or exchange of this Warrant shall be without charge to the Holder. The term "Warrant", as used herein includes any Warrants into which this Warrant may be divided or for which it may be exchanged or any new Warrant issued pursuant to Section 1 hereof.

         5. Lost, Mutilated or Missing Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.



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         6. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant.

         7. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

                  (a) Stock Dividend, Split or Subdivision of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable to all holders of Common Stock in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Exercise Price shall be appropriately decreased and the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares.

                  (b) Combination of Shares. If, at any time after the date hereof, the number of shares of Common Stock outstanding is decreased by a combination or consolidation of the outstanding shares of Common Stock, by reclassification, reverse stock split or otherwise, then, following the record date for such combination, the Exercise Price shall be appropriately increased and the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares.

                  (c) Calculations. All calculations under this Section 7 shall be made to the nearest cent ($.01), or to the nearest one-tenth of a share, as the case may be.

                  (d) Merger and Consolidation. If at any time there is a capital reorganization or reclassification of shares of Common Stock or other securities of the Company, or a merger or consolidation of the Company with or into another corporation where the Company is not the surviving corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then as part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of its rights to purchase Common Stock, the number of shares of Common Stock, cash, property or shares of the successor corporation resulting from such merger or consolidation, to which a holder of Common Stock, deliverable upon exercise of the rights to purchase Common Stock hereunder, would have been entitled in such capital reorganization, merger or consolidation or sale if the right to purchase such Common Stock hereunder had been exercised immediately prior to such capital reorganization, merger, consolidation or sale. In any such event, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such capital reorganization, merger, consolidation or sale so that the provisions of this Warrant (including Exercise Price and the number of shares of Common Stock purchasable pursuant to the terms and conditions of this Warrant) shall be applicable after that event



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as near as reasonably may be, in relation to any shares deliverable upon the exercise of the Holder's rights to purchase Common Stock pursuant to this Warrant.

                  (e) Certification as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 7, the Company, at its own expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (a) such adjustments and readjustments; (b) the Exercise Price at the time in effect; and (c) the number of shares and the amount, if any of other property that at the time would be received upon the exercise of the Warrant.

         8. Fractional Shares. No fractional shares of Common Stock or scrip shall be issued to any Holder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Holder, the Company shall make a cash refund therefor equal in amount to the product of the applicable fraction multiplied by the Exercise Price paid by the Holder for one Warrant Share upon such exercise.

         9. Listing on Securities Exchanges. The Company will list on the Nasdaq National Market or any other trading market, on which any Common Stock may at any time be listed, all shares of Common Stock from time to time issuable upon the exercise of this Warrant, subject to official notice of issuance upon the exercise of this Warrant, and will maintain such listing so long as any other shares of its Common Stock are so listed; and the Company shall so list on the Nasdaq National Market or any other trading market, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of capital stock of the same class are listed on the Nasdaq National Market or any other trading market, by the Company. Any such listing will be at the Company's expense.

         10. Successors. All the provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors, assigns, heirs and personal representatives.

         11. Headings. The headings of sections of this Warrant have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         12. Notices. Unless otherwise provided in this Warrant, all notices, requests, consents and other communications hereunder shall be in writing, shall be sent by a nationally recognized overnight express courier postage prepaid, and shall be deemed given one day after being so sent, or if delivered by hand shall be deemed given on the date of such delivery to such party or, if mailed, shall be deemed given on the fifth day after the date of mailing, or if sent to such party by certified or registered mail or air mail



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postage prepaid, shall be deemed to be delivered upon receipt by the addressee, addressed to it (in the case of a Holder) at its address in the Warrant Register that will be maintained by the Company or its agent in accordance with Section 2 hereof or (in the case of the Company) at its address set forth above,
Attention: President and Chief Executive Officer, or to such other address as is designated by written notice, similarly given to the other party hereto.

         13. GOVERNING LAW. THIS WARRANT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE AS APPLIED TO CONTRACTS MADE AND TO BE PERFORMED IN DELAWARE BETWEEN DELAWARE RESIDENTS.

         Capitalized terms used in this Warrant but not defined herein shall have the meanings set forth in the Purchase Agreement.

         IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed and attested by its duly authorized officers and to be dated as of November 9, 2000.

                                    CELL PATHWAYS, INC.



                                    By:
                                       --------------------------------------
                                        Robert J. Towarnicki
                                        President and Chief Executive Officer



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                                  PURCHASE FORM


                                                Dated:_____________ ____ , 2000


         The undersigned hereby irrevocably elects to exercise this Warrant to purchase _________ Shares of Common Stock and hereby makes payment of $____________ in payment of the exercise price thereof.

                                           Signature: _________________________



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                             WARRANT ASSIGNMENT FORM


         FOR VALUE RECEIVED, ___________________________ hereby sells, assigns and transfers to:

Name: ________________________________________ (the "Assignee")
      [please type or print in block letters]


Address: ________________________________________________________________


its rights to purchase up to _____________ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint _______________, Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Dated: ____________ __, 2000

                                              Signature:  _____________________



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